Exhibit 10.18
GFN Australasia Finance Pty Ltd
ACN 121 227 790
(“Chargor”)
and
Bison Capital Australia L.P.
(“Chargee”)
Deed of Charge
Arnold Bloch Leibler

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			Page no.
	12.2	Purposes of appointment	21
	12.3	Delegation and substitution	22

13	Protection		22
	13.1	Protection of third parties	22
	13.2	Protection of enforcing party	22

14	Reinstatement of rights		23

15	Limitation of Chargee’s liability		24

16	General		24
	16.1	Notices	24
	16.2	Governing law and jurisdiction	24
	16.3	Attorneys	25

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THIS DEED is made on 14 September 2007
PARTIES
GFN AUSTRALASIA FINANCE PTY LTD
ACN 121 227 790 of Suite 202, level 2, 22-28 Edgeworth David Avenue, Hornsby NSW 2077 (“Chargor”)
and
BISON CAPITAL AUSTRALIA, LP
a Delaware limited liability partnership
of 10877 Wilshire Boulevard Suite 1520, Los Angeles, California 90024 United States of America
(“Chargee”)
BACKGROUND
A	The Chargee has agreed and may in the future agree to provide certain financial accommodation to members of the GFC Group.

B	The Chargor is the legal and beneficial owner of the Charged Property.

C	The Chargor has agreed to charge the Charged Property to secure payment of the Secured Moneys.
AGREED TERMS
1	Definitions and interpretation

1.1	Definitions

In this deed:

“Associate” has the meaning given to that term by section 9 of the Corporations Act.

“Charge” means the security created by this Deed.

“Charged Property” means:
(a)	the whole of the assets property and undertaking of the Chargor wherever situate both present and future;

(b)	the goodwill of any business; and

(c)	all freehold and leasehold property plant and equipment and other fixed assets, which are or may hereafter become vested in it.

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“Corporations Act” means the Corporations Act 2001 (Cth).

“Controller” means, in relation to a person’s property:
(a)	a receiver or receiver and manager of that property; or

(b)	anyone else who (whether or not as agent for the person) is in possession, or has control of that property to enforce a Security Interest.
“Deed” means this deed of charge.

“Debtor” is a Relevant Party (other than the Chargor) that has borrowed or has obtained financial indebtedness directly from the Chargee.

“Enforcing Party” means the Chargee or any Receiver, agent, administrator, Attorney or Controller appointed under any Finance Document or any applicable law.

“Event of Default” means an “Event of Default (as defined and set out in clause 12.1 of the Securities Purchase Agreement).

“Finally Paid” means, in respect of the Secured Moneys or any other monetary liability under the Finance Documents, satisfaction of the following conditions:
(a)	payment or satisfaction of it in full; and

(b)	if the Chargee reasonably believes on the basis of legal advice (and that belief must be formed and notified to the Relevant Party within 10 Business Days of receipt of any such advice and in any event no later than 30 days after the payment or satisfaction of it in full) during the six months period from and including the day after the payment or satisfaction, that no person, including each Relevant Party, a liquidator, a provisional liquidator, administrator, trustee in bankruptcy, Receiver, receiver and manager, other Controller or similar official, has a legitimate right to recoup or claim repayment of any part of the amount paid or satisfied, whether under the laws of preferences, fraudulent dispositions or otherwise.
“Finance Documents” means the Securities Purchase Agreement, the Note, the Guaranty, each “Related Agreement” (as defined in the Securities Purchase Agreement), each document referred to in any of those documents and each other document which the Chargor and Chargee agree from time to time is a ‘Finance Document’ for the purposes of this Deed.

“GFC Group” means:
(a)	General Finance Corporation (a Delaware corporation);

(b)	GFN U.S. Australasia Holdings, Inc (a Delaware corporation);

(c)	GFN Australasia Finance Pty Ltd (ACN 121 227 790);

(d)	GFN Australasia Holdings Pty Ltd (ACN 121 226 793);

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(e)	RWA Holdings Pty Ltd (ACN 106 913 964);

(f)	Royal Wolf Trading Australia Pty Ltd (ACN 069 244 417); and

(g)	Royal Wolf Hi-Tech Pty Ltd (ACN 079 735 050).
“Government Agency” means:
(a)	a government or government department;

(b)	a governmental, semi-governmental, regulatory or judicial entity or authority; or

(c)	a person (whether autonomous or not) who is charged with the administration of a law.
“Guaranty” means the guaranty dated on or about the date of this Deed between General Finance Corporation, GFN US Australasia Holdings Inc and GFN Australasia Holdings Pty Ltd.

“Intellectual Property Rights” includes any patent, design, trade mark, copyright, trade secret, confidential information and any right to use, or to grant the use of, or to be the registered owner or user of, any of them.

“Marketable Securities” has the meaning given to that expression in the Corporations Act 2001.

“Note” means the Secured Senior Subordinated Promissory Note as contemplated by the Securities Purchase Agreement and executed by the Chargor and the Chargee on or about the date of this Deed.

“Related Body Corporate” has the meaning given to that term by section 9 of the Corporations Act.

“Relevant Party” means:
(a)	the Chargor;

(b)	any other member of the GFC Group; or

(c)	any other person who creates or permits to subsist any Security Interest or provides any guarantee in favour of the Chargee in connection with the Note.
“Security Interest” means an interest or power:
(a)	reserved in or over any interest in any asset including, but not limited to, any retention of title; or

(b)	created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge (whether fixed or floating), hypothecation, lien, pledge, caveat, trust or power,

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by way of security for the payment of debt or any other monetary obligation or the performance of any other obligation and includes, but is not limited to, any agreement to grant or create any of the above.

“Security Licence” means all the right, title and interest (to the extent assignable) of the Chargor in all or any Authorisations granted or issued to, or otherwise held by, it in relation to or in connection with the Charged Property.

“Secured Moneys” includes:
(a)	all moneys which the Chargor (whether alone or with any other person and whether jointly, jointly and severally, or severally) presently is or in the future becomes actually or contingently liable to pay to or for the account of the Chargee whether alone or with any other person including without limitation under or pursuant to any Finance Document (and including without limitation by way of principal, interest, fees, costs, charges, expenses, guarantee, indemnity or damages);

(b)	all moneys which the Chargee (whether requested so to do or not) may pay or become liable to pay for or on account of the Chargor either directly or indirectly; and

(c)	all other moneys whatsoever which the Chargee may lend pay or advance to or on behalf of or become in any way whatsoever liable to pay or advance (whether requested to do so or not) to or for the credit or for the accommodation or otherwise on the account of Chargor or its subsidiaries and any reference in this paragraph to moneys due or owing by any Relevant Party means and includes all moneys due by any Relevant Party to the Chargee on any account;
“Securities Purchase Agreement” means the agreement entered into between the Chargee, General Finance Corporation (a Delaware Corporation), and a number of its subsidiaries dated on or about the date of this Deed.

“Title Document” means any present or future original, duplicate or counterpart:
(a)	certificate or document of title;

(b)	certificate or document relating to title; or

(c)	certificate or document relating to use, possession, disposition, devolution or acquisition of property, including, but not limited to, any real property certificate of title, grant, conveyance, assurance, deed, map, plan, survey, will, probate, abstract of title, insurance policy, certificate of currency, valuation or report relating to the Charged Property.

1.2	Interpretation

In this document, unless the context requires otherwise:
(a)	the singular includes the plural and vice versa;

(b)	words denoting any gender include all genders;

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(c)	where a word or phrase is defined, its other grammatical forms have a corresponding meaning;

(d)	a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of this document;

(e)	a reference to this document includes any schedules or annexures;

(f)	headings are for convenience and do not affect interpretation;

(g)	the background or recitals to this document are adopted as and form part of this document;

(h)	a reference to any document or agreement includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

(i)	a reference to “$”, “A$” or “dollar” is a reference to Australian currency;

(j)	a reference to a time is a reference to Australian Eastern Standard Time or Australian Eastern Daylight Time, whichever is appropriate;

(k)	a reference to a party includes its executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;

(l)	a reference to writing includes any method of representing words, figures or symbols in a permanent and visible form;

(m)	words and expressions denoting natural persons include bodies corporate, partnerships, associations, firms, governments and governmental authorities and agencies and vice versa;

(n)	a reference to any legislation or to any provision of any legislation includes:
(i)	any modification or re-enactment of the legislation;

(ii)	any legislative provision substituted for, and all legislation, statutory instruments and regulations issued under, the legislation or provision; and

(iii)	where relevant, corresponding legislation in any Australian State or Territory;
(o)	no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this document or any part of it; and

(p)	the words “including”, “for example”, “such as” or other similar expressions (in any form) are not words of limitation.
1.3	Business Day
(a)	Where the day on or by which any thing is to be done (other than any payment which must be made under this deed) is not a Business Day, that thing must be done on or by the immediately succeeding Business Day.

(b)	Where the day on which any payment is to be made under this deed is not a Business Day, that payment must be made on the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day, and interest must be adjusted accordingly.

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2	Charge

2.1	Charge

The Chargor charges all of its interest in the Charged Property to the Chargee as security for the due and punctual payment of the Secured Moneys.

2.2	Nature of Charge

The Charge is:
(a)	a fixed charge over all the Chargor’s present and future right, title and interest in the Charged Property which is:
(i)	any freehold or leasehold property or any other interest in real property, fixtures, plant and equipment (other than stock in trade);

(ii)	any uncalled or called but unpaid capital or premiums of the Chargor;

(iii)	any Security Interest over any real or personal property or any Guarantee;

(iv)	any Title Document and any other documents evidencing a right to the possession of any real or personal property;

(v)	any partnership in which the Chargor is a partner;

(vi)	any joint venture in which the Chargor is a joint venturer;

(vii)	any insurance policy in relation to the Charged Property including, but not limited to, any proceeds from that insurance policy;

(viii)	any Marketable Securities;

(ix)	any Intellectual Property Rights;

(x)	any Security Licence;

(xi)	documents and agreements to which the Chargor is a party;

(xii)	any book debt or other debt and the proceeds of those debts (other than rent received under any lease);

(xiii)	any other assets that are not acquired for disposal in the ordinary course of the Chargor’s business;

(xiv)	any other property if clause 2.3 says this charge is to be fixed over that property; and
(b)	a floating charge over all other Charged Property.

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2.3	Crystallisation

The floating charge created in clauses 2.1 and 2.2(b) automatically and immediately crystallises and becomes fixed:
(a)	without the Chargee giving any notice to the Chargor:
(i)	when the law provides that the floating charge becomes a fixed charge;

(ii)	when a Receiver or any other receiver or receiver and manager is appointed in respect of any of the Charged Property;

(iii)	when the Charge or any other Security Interest over any of the Charged Property is enforced in any other way;

(iv)	when a notice under section 260 of schedule 1 of the Tax Administration Act 1953 (Cth) or under similar legislation in respect of the Chargor is signed by, or on behalf of, the Commissioner of Taxation or the Deputy Commissioner of Taxation;

(v)	when an order is made or a resolution is passed for the liquidation of the Chargor;

(vi)	in respect of an item of Charged Property, when any step is taken (including, without limitation, signing a notice) to create, issue, levy or enforce any distress, attachment, execution, statutory assignment, statutory charge or other similar right or process against or upon that Charged Property;

(vii)	in respect of an item of Charged Property, when any Security Interest over any of that Charged Property is, or becomes capable of being, enforced or any floating Security Interest over any of that Charged Property crystallises or otherwise becomes a fixed Security Interest; or
(b)	in respect of the proceeds of any book debt or other debt or other moneys now or in the future payable to the Chargor and which are the subject of the floating charge, when notice in respect of those proceeds or moneys is given to the Chargor by the Chargee at any time after an Event of Default has occurred and is subsisting; or

(c)	in respect of any asset forming part of the Charged Property when the Chargee gives notice in respect of that asset to the Chargor upon or any time after the occurrence of an Event of Default which is subsisting.
2.4	De-crystallisation
(a)	Where an asset has become subject to a fixed charge under clause 2.3, the Chargee may release the asset from that fixed charge by notice in writing to the Chargor.

(b)	When an asset is released from the fixed charge under clause 2.4(a), the asset will again be subject to:
(i)	the floating charge under clauses 2.1 and 2.2; and

(ii)	the further operation of clause 2.3.

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2.5	Prospective liability
(a)	For the purposes only of fixing priorities under section 282(3) of the Corporations Act, the maximum amount of the prospective liability secured by this deed is $75,000,000.

(b)	The Chargee may from time to time lodge a notice under section 268(2) of the Corporations Act on behalf of the Chargor specifying an increase in the maximum amount of the prospective liability referred to in clause 2.5(a) and from the date of lodgement the amount specified in clause 2.5(a) is to be regarded as varied to the amount specified in that notice.

(c)	Neither clause 2.5(a) nor clause 2.5(b) in any way affects or limits the actual amount of Secured Moneys which may in fact be secured by the Charge.

(d)	Clauses 2.5(a), 2.5(b) and 2.5(c) are to be construed independently of each other.
3	Discharge of the Charge
(a)	At the written request of the Chargor, the Chargee must discharge the Charge if:
(i)	the Secured Moneys have been Finally Paid; and

(ii)	the Chargor has fully observed and performed its obligations under this deed and each other Finance Document to which it is a party.
(b)	Clause 3(a) overrides any other clause to the contrary in this deed.

(c)	The parties intend that clause 3(a) be severed from this deed if clause 3(a) is void or unenforceable under applicable law.

(d)	The parties do not intend clause 3(c) to exclude the general law of severance from applying to this deed.
4	Undertakings of the Chargor

4.1	Payment of Secured Moneys

The Chargor must pay the Secured Moneys in accordance with the Finance Documents and each other obligation or agreement under which the Secured Moneys are payable.

4.2	Charged Property

The Chargor must maintain and protect the Charged Property and must, without limitation:
(a)	neither sell, transfer or otherwise dispose of the Charged Property nor any interest in the Charged Property (or attempt to do so) other than in the ordinary course of its ordinary business;

(b)	remedy every defect in its title to any part of the Charged Property;

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(c)	take or defend all legal proceedings or other action necessary or desirable for the protection or recovery of any of the Charged Property;

(d)	fully and punctually comply with and observe all applicable laws, all requirements and orders of any Public Authority where non-compliance or non-observance would or might impose some Security Interest or restriction, disability or material liability, on any of the Charged Property or prejudicially affect any Power; and

(e)	keep the Charged Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss.
4.3	Further security
(a)	The Chargor must, whenever requested by the Chargee, do or cause to be done anything which:
(i)	more satisfactorily (in the reasonable opinion of the Chargee) secures the priority of the Charge or assures to the Chargee the Charged Property or any part of it in a manner consistent with any provision of any Finance Document; or

(ii)	is necessary in the exercise of any Power of the Chargee,
including, but not limited to, the execution of any document, the delivery of Title Documents or the execution and delivery of blank transfers.

(b)	Without limiting the generality of clause 4.3(a), at the request of the Chargee, the Chargor must execute a legal or statutory mortgage over any real property now held or acquired on or after the date of this deed.

(c)	The Chargor must register any mortgage executed under clause 4.3(b).

(d)	Any mortgage executed under clause 4.3(b) must:
(i)	be in favour of the Chargee; and

(ii)	be in the form and substance required by the Chargee, but the Chargee cannot require an obligation which is more onerous than any obligation contained in any Finance Document.
(e)	Before making any request pursuant to clauses 4.3(a) or 4.3(b), the Chargee must first consult with the Chargor to consider the most appropriate way to implement the request so as to minimise the incurrence by the Chargor of additional costs or expenses or taxes. The Chargor acknowledges that the Chargee is under no obligation to consult in circumstances where it forms the opinion that the request must be made immediately to protect the interests of the Chargee.
4.4	Title Documents
(a)	Subject to any prior ranking Security Interest, the Chargor is required to deposit with the Chargee, or as the Chargee directs, all the Title Documents in respect of any of the Charged Property which is subject to the fixed charge created in clauses 2.1 and 2.2 upon written notice by the Chargee (where such notice specifies the precise Title Documents required) and:

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(i)	immediately upon the acquisition of any asset which forms part of the Charged Property and is subject to the fixed charge created in clauses 2.1 and 2.2; and

(ii)	on the crystallisation and fixing for any reason of the floating charge created in clauses 2.1 and 2.2.
(b)	Subject to clause 4.4(c), the Chargee may retain the Title Documents until the Charge in respect of all the Charged Property is discharged under clause 3.

(c)	If the Charge is enforced by the Chargee, an Enforcing Party is entitled:
(i)	to deal with the Title Documents as if it was the absolute and unencumbered owner of the Charged Property to which the Title Documents relate; and

(ii)	in exercising a power of sale, to deliver any Title Document to a purchaser of the Charged Property to which it relates.
4.5	Registration and protection of security
(a)	Upon request of the Chargee, the Chargor must ensure that this deed is registered and filed in all registers in all jurisdictions in which it must be registered and filed to ensure enforceability, validity and priority against all persons and to be effective as a security.

(b)	Whenever any part of the Charged Property is transferred to or retained in a place where this deed, because of an increase in the Secured Moneys or otherwise, bears insufficient stamp duty or is not registered or recorded, or for any other reason is of limited or of no force or effect, unenforceable, inadmissible in evidence or of reduced priority, if this deed has been registered (and not withdrawn) the Chargor must within 14 days after that transfer or retention ensure that:
(i)	this deed is stamped to the satisfaction of the Chargee;

(ii)	this deed is in full force and effect, enforceable, admissible in evidence and not of reduced priority; and

(iii)	this deed is registered in that place, or that part of the Charged Property is removed from that place.
4.6	Negative pledge

The Chargor must not:
(a)	create, permit, suffer to exist, or agree to, any interest or Security Interest, other than a Security Interest in favour of the Chargee and except those charges contemplated by the Royal Wolf Intercreditor Deed or the Securities Purchase Agreement, over; or

(b)	attempt to do anything listed in clause 4.6(a), in respect of, any of its assets without the prior written consent of the Chargee.

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4.7	No caveats

The Chargor must ensure that any caveat lodged in respect of the Charged Property, other than a caveat lodged by the Chargee, is removed within 14 days.

4.8	Transfer of Security Licence

After an Event of Default has occurred and if the Chargee requests, the Chargor agrees to use its best endeavours to ensure that all Security Licences held by it are transferred to the Chargee or the Chargee’s nominee.

4.9	Term of undertakings

Each of the Chargor’s undertakings in this clause 4 continue in full force and effect from the date of this deed until the Charge in respect of all the Charged Property is discharged under clause 3.

5	Representations and Warranties

5.1	Representations and Warranties

The Chargor makes the following representations and warranties.
(a)	(Status) It is a corporation validly existing under the laws of the place of its incorporation.

(b)	(Power) It has the power to enter into and perform its obligations under this Deed and any Finance Document to which it is expressed to be a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated.

(c)	(Corporate authorisations) It has taken all necessary corporate action to authorise the entry into and performance of this Deed and any Finance Document to which it is expressed to be a party, and to carry out the transactions contemplated by those documents.

(d)	(Documents binding) This Deed and each Finance Document to which it is expressed to be a party is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration and to equitable principles generally affecting creditors rights.

(e)	(Transactions permitted) The execution and performance by it of this Deed and any Finance Document to which it is expressed to be a party and each transaction contemplated under those documents did not and will not violate:
(i)	a law or treaty or a judgment, ruling, order or decree of a Government Agency binding on it;

(ii)	its constitution or other constituent documents; or

(iii)	any other document or agreement which is binding on it or its assets, except to the extent that such violation would not have a material adverse effect on the business, assets, condition (financial or otherwise), properties, and results of operations of Chargor and its subsidiaries taken as a whole and, except as provided by this Deed or any Finance Document, did not and will not:

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(i)	create or impose a Security Interest on any of its assets; or

(ii)	allow a person to accelerate or cancel an obligation with respect to any financial debt, or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to any financial debt, whether immediately or after notice or lapse of time or both.
(f)	(Authorisations) Each authorisation which is required in relation to:
(i)	the execution, delivery and performance by it of this Deed and any Finance Document to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents; and

(iii)	its business as now conducted or contemplated and which is material, has been obtained or effected. Each is in full force and effect.

(g)	(Laws) It has complied with all laws binding on it where breach is likely to have a material adverse effect on the ability of the Chargor to perform its obligations under this Deed or a Finance Document except to the extent that such non-compliance would not have a material adverse effect on the business, assets, condition (financial or otherwise), properties, and results of operations of Chargor and its subsidiaries taken as a whole.

(h)	(Representations) all of its representations and warranties in each Finance Document are, or will be, true and correct in all respects when made.
5.2	Reliance on representations and warranties

The Chargor acknowledges that the Chargee has entered this Deed in reliance on the representations and warranties made and repeated in this clause 5.

6	Enforcement

6.1	When enforceable
(a)	Upon or any time after the occurrence of an Event of Default:
(i)	the Charge is immediately enforceable; and

(ii)	the Secured Moneys are immediately due and payable by the Chargor.
(b)	Subject to clause 2.4, the right of the Chargor to deal, for any purpose, with all of the Charged Property, other than by or through a Receiver appointed under this deed, immediately ceases on the crystallisation of the Charge in respect of all of the Charged Property.

(c)	Subject to clause 2.4, the right of the Chargor to deal, for any purpose, with any asset which forms part of the Charged Property, other than by or through a Receiver appointed under this deed, immediately ceases on the crystallisation of the Charge in respect of that asset.

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6.2	Assistance in realisation

After the Charge has become enforceable, the Chargor must take all action required by an Enforcing Party to assist that Enforcing Party to realise the Charged Property and exercise any Power including, but not limited to:
(a)	executing all transfers, conveyances, assignments and assurances of any of the Charged Property;

(b)	doing anything necessary or desirable under the law in force in any place where the Charged Property is situated;

(c)	giving all notices, orders, directions and consents which an Enforcing Party thinks expedient; and

(d)	doing anything necessary:
(i)	for a call to be made on the uncalled capital of the Chargor; or

(ii)	to collect all called but unpaid capital of the Chargor.
7	Receiver

7.1	Appointment of Receiver

Upon or at any time after the occurrence of an Event of Default the Chargee may:
(a)	appoint any person or any 2 or more persons jointly, or severally, or jointly and severally to be a Receiver or a receiver and manager of the Charged Property;

(b)	remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver; and

(c)	fix the remuneration and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Charged Property.
7.2	Agency of Receiver
(a)	Subject to clause 7.5, each Receiver is the agent of the Chargor.

(b)	The Chargor is responsible for the acts, defaults and remuneration of the Receiver.
7.3	Powers of Receiver

Subject to any express exclusion by the terms of the Receiver’s appointment, the Receiver has, in addition to any powers conferred on the Receiver by applicable law, power to do any of the following whether or not in possession of the Charged Property or any part of it:

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(a)	(manage, possession or control) to manage, enter into possession or assume control of any of the Charged Property;

(b)	(lease or licence) to accept the surrender of, determine, grant or renew any lease or licence in respect of the use or occupation of any of the Charged Property:
(i)	on any terms or special conditions that the Chargee or Receiver thinks fit; and

(ii)	in conjunction with the sale, lease or licence of any other property by any person;
(c)	(sale) to sell or concur in selling any of the Charged Property to any person:
(i)	by auction, private treaty or tender;

(ii)	on such terms and special conditions as the Chargee or the Receiver thinks fit;

(iii)	for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;

(iv)	in conjunction with the sale of any property by any other person; and

(v)	in one lot or in separate parcels;
(d)	(grant options to purchase) to grant to any person an option to purchase any of the Charged Property;

(e)	(acquire property) to acquire any interest in any property, in the name or on behalf of the Chargor, which on acquisition forms part of the Charged Property;

(f)	(carry on business) to carry on or concur in carrying on any business of the Chargor in respect of the Charged Property;

(g)	(borrowings and security)
(i)	to raise or borrow any money, in its name or the name or on behalf of the Chargor, from the Chargee or any person approved by the Chargee in writing; and

(ii)	to secure money raised or borrowed under clause 7.3(i) by a Security Interest over any of the Charged Property, ranking in priority to, equal with, or after, the Charge or any other Collateral Security;
(h)	(maintain or improve Charged Property) to do anything to maintain, protect or improve any of the Charged Property including, but not limited to, completing, repairing, erecting a new improvement on, demolishing or altering any of the Charged Property;

(i)	(income and bank accounts) to do anything to manage or obtain income or revenue from any of the Charged Property including, but not limited to, operating any bank account which forms part of the Charged Property or opening and operating a new bank account;

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(j)	(access to Charged Property) to have access to any of the Charged Property, the premises at which the business of the Chargor is conducted and any of the administrative services of the business of the Chargor;

(k)	(insure Charged Property) to insure any of the Charged Property;

(l)	(sever fixtures) to sever fixtures in respect of any of the Charged Property;

(m)	(compromise) to make or accept any compromise or arrangement;

(n)	(surrender Charged Property) to surrender or transfer any of the Charged Property to any person;

(o)	(exchange Charged Property) to exchange with any person any of the Charged Property for any other property whether of equal value or not;

(p)	(employ or discharge) to employ or discharge any person as an employee, contractor, agent, professional advisor or auctioneer for any of the purposes of this deed;

(q)	(delegate) to delegate to any person any Power of the Receiver;

(r)	(perform or enforce documents) to observe, perform, enforce, exercise or refrain from exercising any right, power, authority, discretion or remedy of the Chargor under, or otherwise obtain the benefit of:
(i)	any document, agreement or right which attaches to or forms part of the Charged Property; and

(ii)	any document or agreement entered into in exercise of any Power by the Receiver;
(s)	(receipts) to give effectual receipts for all moneys and other assets which may come into the hands of the Receiver;

(t)	(take proceedings) to commence, discontinue, prosecute, defend, settle or compromise in its name or the name or on behalf of the Chargor, any proceedings including, but not limited to, proceedings in relation to any insurance in respect of any of the Charged Property;

(u)	(insolvency proceedings) to make any debtor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or winding-up which the Receiver thinks necessary or desirable including, but not limited to, attending and voting at creditors’ meetings and appointing proxies for those meetings;

(v)	(execute documents) to enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Chargor including, but not limited to, bills of exchange, cheques or promissory notes for any of the purposes of this deed;

(w)	(make calls) to make calls on any member of the Chargor in respect of uncalled capital of the Chargor;

(x)	(vote) to exercise any voting rights or powers in respect of any part of the Charged Property;

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(y)	(collect called capital) to collect or enforce payment of any called but unpaid capital of the Chargor whether or not the calls were made by the Receiver;

(z)	(ability of Chargor) to do anything the Chargor could do in respect of the Charged Property;

(aa)	(lend) to lend money or provide financial accommodation;

(bb)	(vary and terminate agreements) to vary, rescind or terminate any document or agreement;

(cc)	(promote companies) to promote the formation of companies with a view to purchasing any of the Charged Property or assuming the obligations of the Chargor or otherwise;

(dd)	(other outgoings) to pay any outgoings or indebtedness of the Chargor or any other person;

(ee)	(Security Interest) to redeem any Security Interest or acquire it and any debt secured by it;

(ff)	(insurance claims) to make, enforce, compromise and settle all claims in respect of insurance;

(gg)	(Authorisation) to apply for, renew or obtain any Authorisation; and

(hh)	(incidental power) to do anything necessary or incidental to the exercise of any Power of the Receiver.
7.4	Nature of Receiver’s Powers

The Powers of the Receiver must be construed independently and no one Power limits the generality of any other Power. Any dealing under any Power of the Receiver will be on the terms and conditions the Receiver thinks fit.

7.5	Status of Receiver after commencement of winding-up
(a)	The power to appoint a Receiver under clause 7.1 may be exercised even if at the time an Event of Default occurs or is subsisting or if at the time a Receiver is appointed, an order has been made or a resolution has been passed for the winding-up of the Chargor.

(b)	If for any reason, including, but not limited to operation of law, a Receiver:
(i)	appointed in the circumstances described in clause 7.5(a); or

(ii)	appointed at any other time,
ceases to be the agent of the Chargor upon or by virtue of, or as a result of, an order or a resolution being passed for the winding-up of the Chargor, then the Receiver immediately becomes the agent of the Chargee.
7.6	Powers exercisable by the Chargee
(a)	Whether or not a Receiver is appointed under clause 7.1, the Chargee may, on or after the occurrence of an Event of Default which is subsisting and without giving notice to any person, exercise any Power of the Receiver in addition to any Power of the Chargee.

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(b)	The exercise of any Power by any Enforcing Party does not cause or deem such Enforcing Party:
(i)	to be a mortgagee in possession;

(ii)	to account as mortgagee in possession; or

(iii)	to be answerable for any act or omission for which a mortgagee in possession is liable.
7.7	Notice of exercise of rights

An Enforcing Party is not required:
(a)	to give notice of the Charge or any other Collateral Security to any debtor or creditor of the Chargor or to any other person;

(b)	to enforce payment of any money payable to the Chargor including, but not limited to, any of the debts or monetary liabilities charged by this deed or by any other Collateral Security; or

(c)	to obtain the consent of the Chargor to any exercise of a Power.
7.8	Termination of receivership and possession

The Chargee may, at any time, terminate the appointment of a Receiver and may, at any time, give up possession of the Charged Property.

8	Application of Money Received

8.1	Order

To the extent permitted by law, all moneys received by a Controller under or by virtue of this Deed will be applied in the following order:
(a)	firstly, to pay that part of the Chargee’s or any Controller’s costs and expenses incurred in exercising or trying to exercise its rights;

(b)	secondly, to pay other outgoings that the Chargee or a Controller decides to pay;

(c)	thirdly, to pay of the Secured Moneys; and

(d)	fourthly, to pay the money owing under subsequent charges in order of priority if this can be determined by the Chargee.
The Chargee may pay any money left over after payment of the Secured Moneys into Court or into a bank account in the name of the Chargor, or if the Chargor asks, directly to the Chargor.

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8.2	Payments
(a)	The Chargor will pay the Secured Moneys without any deduction, withholding for tax, set-off or counterclaim.

(b)	If the law says that the Chargor must make a deduction or withhold money from a payment, the Chargor will increase the amount of the payment so that the Chargee actually receives the amount that it would have received if the Chargor had not had to make a deduction or withholding.

(c)	If the Chargee receives a payment toward the Secured Moneys (no matter who makes the payment), the Chargee can apply the payment to any particular part of the Secured Moneys that it chooses. In crediting the Chargor’s account with a payment or any other amount received by the Chargee, the Chargee will only credit the net amount after deducting any costs expenses and taxes incurred in obtaining the gross amount.

(d)	If the Chargor (or anyone else) makes a payment to the Chargee by cheque, or in any other way that is not cash, the payment is only taken to be made when the Chargee actually receives the amount of the payment in cash or cleared funds. The Chargee is only taken to have received purchase money from a sale of the Charged Property when it actually receives the money.
9	Certificate as to Amount of Secured Moneys

A certificate signed by an authorised representative of the Chargee will be conclusive evidence against the Chargor, in the absence of manifest error:
(a)	as to the amount of Secured Moneys stated in that certificate;

(b)	that a document specified in that certificate is a Finance Document; and

(c)	that the Chargee is of the opinion stated in the certificate.
10	Guarantee

10.1	Interpretation

Unless the context requires otherwise, in this clause 10 a reference to any reason or some reason includes:
(a)	any legal limitation, disability, Liquidation, incapacity or thing affecting any person or the operation of any law, including any law relating to Liquidation, fiduciary or other duties or obligations or the protection of creditors;

(b)	any release, discharge, termination, rescission, repudiation, extinguishment, abandonment or disclaimer;

(c)	any failure by any person to execute, or to execute properly, an agreement or document or to comply with some requirement; or

(d)	an agreement, document, obligation or transaction being or becoming illegal, invalid, void, voidable or unenforceable in any respect.

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This applies whether or not the reason was or ought to have been within the knowledge of the Chargee.
Each of clauses 10.2, 10.3 and 10.4 is independent of each other.

10.2	Guarantee

The Chargor guarantees the due and punctual payment to the Chargee of the Secured Moneys owed by each Debtor.

10.3	Indemnity

If any Secured Moneys is not owing by or recoverable from a Debtor for any reason the Chargor shall indemnify the Chargee against any loss. The amount of that loss will equal the amount the Chargee would otherwise have been entitled to recover.

10.4	Payment obligation

On demand by the Chargee from time to time the Chargor shall pay an amount equal to the Secured Moneys which is then due and payable or would have been due and payable but for some reason. It shall pay that amount in the same manner and currency which the Debtor is, or would have been, required to pay the Secured Moneys. A demand need only specify the amount owing. It need not specify the basis of calculation of that amount.

11	Third Party Provisions

11.1	Security not to be affected

None of this Deed, a Finance Document nor the obligations of the Chargor under this Deed will be affected by anything which but for this provision might operate to release, prejudicially affect or discharge them or in any way relieve the Chargor from any obligation including:
(a)	the grant to any person of any time, waiver or other indulgence, or the discharge or release of any person;

(b)	any transaction or arrangement that may take place between the Chargee and any person;

(c)	the Chargee becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to any person;

(d)	the Chargee exercising or delaying or refraining from exercising any other security or any right, power or remedy conferred on it by law or by any Finance Document or by any other document or agreement with any person;

(e)	the amendment, variation, novation, replacement, rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment, assignment or transfer, in whole or in part and with or without consideration, of any Finance Document, or of any other Security Interest, any guarantee or other document or agreement held by the Chargee at any time or of any right, obligation, power or remedy;

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(f)	the taking or perfection of or failure to take or perfect a Security Interest or guarantee or other document or agreement;

(g)	the failure by the Chargee or any other person to notify the Chargor of any default by any person under any Finance Document or any other document or agreement with the Chargee;

(h)	the Chargee obtaining a judgment against any person for the payment of any Secured Moneys;

(i)	any legal limitation, disability, incapacity or other circumstance relating to any person;

(j)	any change in circumstance (including any change in the members or constitution of any person);

(k)	any guarantee or Security Interest or other document or agreement not being valid or executed by, or binding on, any person; or

(l)	any increase in the Secured Moneys for any reason (including as a result of anything referred to above), whether with or without the consent of the Chargor. References to any person include any Debtor. None of the above paragraphs limits any of the others.

11.2	Principal and independent obligation

This Deed and any other charges or Security Interests that may be given by the Chargor to the Chargee is a principal and independent obligation. Except for stamp duty purposes, it is not ancillary or collateral to any other Security Interest, charge, right or obligation.

11.3	No marshalling

The Chargee is not obliged to marshal or appropriate in favour of the Chargor or to exercise, apply or recover:
(a)	any Security Interest or any guarantee held by the Chargee at any time; or

(b)	any of the funds or assets that the Chargee may be entitled to receive or have a claim on.
11.4	Suspense account

In the event of the winding up or liquidation of any Relevant Party, the Chargor authorises the Chargee:
(a)	to prove for all moneys received by any Controller under or by virtue of this Deed or any other charge over a Relevant Party; and

(b)	(i) to retain and carry to a suspense account; and
(ii)	to appropriate at the discretion of the Chargee;

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any dividend received in the winding up or liquidation of a Relevant Party or any other person and any other money received in respect of the Secured Moneys, until the Chargee has been paid the Secured Moneys in full.

11.5	Variation

Without limiting the above provision, this Deed and any other charge over a Debtor covers the Secured Moneys as varied from time to time including as a result of:
(a)	any new Finance Document or any amendment to any Finance Document; or

(b)	the provision of further accommodation to the Chargor or a Debtor, and whether or not with the consent of or notice to the Chargor.

11.6	Indemnity

If any Secured Moneys (including moneys which would have been Secured Moneys if they were recoverable) is not recoverable from a Relevant Party for any reason, including any legal limitation, disability or incapacity affecting that Relevant Party or an obligation in any Finance Document being or becoming unenforceable, void or illegal and whether or not:
(a)	any transaction relating to the Secured Moneys was void or illegal or has been subsequently avoided; or

(b)	any matter or fact relating to that transaction was or ought to have been within the knowledge of the Chargee, the Chargor shall indemnify the Chargee in respect of that money and shall pay that money to the Chargee.

12	Power of attorney

12.1	Appointment of Attorney

In consideration of the Chargee entering into the Finance Documents to which it is a party, the Chargor irrevocably appoints each Enforcing Party and each Authorised Officer of the Chargee severally its attorney for the purposes set out in clause 12.2.

12.2	Purposes of appointment

An Attorney may, in its name or in the name of the Chargor, Chargee or Receiver, at any time after the occurrence of an Event of Default which is subsisting do any of the following:
(a)	do any thing which can be done by the Chargor under or in connection with this Deed except the Attorney may not amend this Deed;

(b)	exercise any right, power, authority, discretion or remedy of, or perform any obligation of, the Chargor under:
(i)	this Deed;

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(ii)	any of the Finance Documents; or

(iii)	any agreement forming part of the Charged Property,
except that, in each case, the Attorney may not amend the Finance Documents;
(c)	do any thing which in the opinion of the Attorney is necessary or expedient for securing or perfecting the Charge and any other Collateral Security;

(d)	execute in favour of the Chargee any legal mortgage, transfer, assignment and any other assurance of any of the Charged Property;

(e)	execute deeds of assignment, composition or release;

(f)	sell or otherwise part with the possession of any of the Charged Property; and

(g)	generally, do any other thing, whether or not of the same kind as those set out in clauses 12.2(a) to 12.2(f), which in the opinion of the Attorney is necessary or expedient:
(i)	to more satisfactorily secure to the Chargee the payment of the Secured Moneys; or

(ii)	in relation to any of the Charged Property, if the thing is of the same kind as that set out in clause 12.2(b) or 12.2(f).
12.3	Delegation and substitution

An Attorney may, at any time, for any of the purposes in clause 12.2, appoint or remove any substitute or delegate or sub-attorney.

13	Protection

13.1	Protection of third parties
(a)	No person dealing with an Enforcing Party is:
(i)	bound to enquire whether:
(A)	the Charge has become enforceable;

(B)	an Enforcing Party is duly appointed; or

(C)	any Power has been properly or regularly exercised; or
(ii)	affected by express notice that the exercise of any Power was unnecessary or improper.
(b)	The irregular or improper exercise of any Power is, as regards the protection of any person, regarded as authorised by the Chargor and this deed, and is valid.
13.2	Protection of enforcing party
(a)	An Enforcing Party is not liable for any loss or damage including, but not limited to, consequential loss or damage arising directly or indirectly from:

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(i)	any omission or delay in the exercise or non-exercise of any Power; or

(ii)	the neglect, default or dishonesty of any manager, Authorised Officer, employee, agent, accountant, auctioneer or solicitor of the Chargor or any Enforcing Party.
(b)	Clause 13.2(a) does not apply:
(i)	in respect of the Enforcing Party, to any loss or damage which arises from the wilful default, fraud, gross negligence or illegal acts of the Enforcing Party; and

(ii)	in respect of an Enforcing Party, to any loss or damage which arises from the wilful default, fraud, gross negligence or illegal acts of that Enforcing Party or its manager, Authorised Officers, employees, agents, accountants, auctioneers or solicitors.
14	Indemnities

14.1	General indemnity

The Chargor indemnifies the Chargee against any loss which the Chargee or any other Enforcing Party pays, suffers, incurs or is liable for, in respect of any of the following:
(a)	the payment, omission to make payment or delay in making payment of an amount referred to in clause 14.2;

(b)	the occurrence of any Event of Default;

(c)	an Enforcing Party exercising its powers consequent upon or arising out of the occurrence of any Event of Default;

(d)	the non-exercise, attempted exercise, exercise or delay in the exercise by any Enforcing Party of any power;

(e)	any act or omission of an Enforcing Party or any of its officers, employees or agents;

(f)	the occupation, use or ownership of any of the Charged Property by the Chargor or any of its officers, employees or agents;

(g)	any insurance policy in respect of the Charged Property;

(h)	any compulsory acquisition or statutory or judicial divestiture of any of the Charged Property; and

(i)	any other thing in respect of the Charge or any Charged Property.
14.2	Costs and expenses

The Chargor must pay all costs and expenses of the Chargee and any employee, officer, agent or contractor of the Chargee in relation to:
(a)	the negotiation, preparation, execution, delivery, stamping, registration, completion, variation and discharge of this Charge;

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(b)	the enforcement, protection or waiver, or attempted or contemplated enforcement or protection, of any rights under this Charge;

(c)	any consent, approval, inspection, calculation, waiver, release or discharge given under this Charge;

(d)	any enquiry by any Government Agency involving the Chargor,
including any administration costs of the Chargee in connection with the matters referred to in clause 14.2(b) and 14.2(d) and any legal costs and expenses and any professional consultant’s fees for any of the above on a full indemnity basis.

15	Reinstatement of rights

If, under any law relating to insolvency, fiduciary obligations or the protection of creditors a person claims that a transaction (including a payment) in connection with this Charge or the Secured Moneys is set aside, void or voidable and the claim is upheld, conceded or comprised, then:
(a)	each Finance Party is immediately entitled as against the Chargor to the rights in respect of the Secured Moneys to which they were entitled immediately before the transaction; and

(b)	on request from a Finance Party, the Chargor agrees to do anything (including signing any document) to restore to the Chargee, any Collateral Security (including this charge) held by it from the Chargor on account of the Secured Moneys immediately before the transaction. The Chargor shall indemnify the Chargee against any resulting loss, cost or expense. This clause continues to apply after this Deed is discharged.
16	Limitation of Chargee’s liability

The Chargee’s liability is limited in accordance with the terms of the Note.

17	General

17.1	Notices

Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to any Finance Document must be served in accordance with the Securities Purchase Agreement.

17.2	Governing law and jurisdiction
(a)	This Deed is governed by the laws of New South Wales.

(b)	The Chargor irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(c)	The Chargor irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

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(d)	The Chargor irrevocably waives any immunity in respect of its obligations under this deed that it may acquire from the jurisdiction of any court or any legal process for any reason including, but not limited to, the service of notice, attachment before judgment, attachment in aid of execution or execution.
17.3	Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

17.4	Counterparts

This document may be executed in any number of counterparts and all counterparts taken together will constitute one instrument.

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EXECUTED as a DEED

Chargor

SIGNED SEALED and DELIVERED by	)
Robert Barnes as attorney for GFN	)
AUSTRALASIA FINANCE PTY LTD under	)
a power of attorney dated 14 September	)
2007 in the presence of	)

/s/ Robert Barnes
Signature of witness		Robert Barnes

Name of witness (print)

Chargee

SIGNED SEALED and DELIVERED by	)
Jorja Mahoney as attorney for BISON	)
CAPITAL AUSTRALIA L.P. under a power	)
of attorney dated 12 September 2007 in the	)
presence of	)

Signature of witness		/s/ Jorja Mahoney Jorja Mahoney

Daniel Mote

Name of witness (print)